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                                  EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Rexon Incorporated on Form S-8 of our report dated December 23, 1994, appearing in the Annual Report on Form 10-K of Rexon Incorporated for the year ended October 2, 1994.




DELOITTE & TOUCHE LLP
Los Angeles, California
May 15, 1995